                                                                  Exhibit 10.7

                                        CONFIDENTIAL TREATMENT REQUESTED
                                        UNDER 17 C.F.R. SECTIONS 200.80(B)(4),
                                        200.83 AND 230.406


                               SUB-LEASE AGREEMENT
              CLOVERLEAF COLD STORAGE CO. - THE TITAN CORPORATION


     THIS SUB-LEASE AGREEMENT is entered into effective as of September 1, 1999, by and between CLOVERLEAF COLD STORAGE Co., an Iowa corporation ("Landlord"), whose address for the purpose of this Sub-Lease Agreement is 2800 Cloverleaf Court, Sioux City, Iowa 51111, and THE TITAN CORPORATION, a Delaware corporation ("Tenant"), whose address for the purpose of this Sub-Lease Agreement is 3033 Science Park Road, San Diego, California 92121.

     IN CONSIDERATION of the mutual covenants contained in this agreement, the parties agree as follows:

1.   LOCATION AND PREMISES.

     A. Demised Premises. Landlord, for and in consideration of the covenants and agreements herein contained, does demise and sub-lease to Tenant, and Tenant hereby hires and sub-lets from Landlord, the following described premises, which shall form a part of and be situated in that certain warehouse building (the "Warehouse Premises") and located at 2640 Murray Street, Sioux City, Iowa (the "Demised Premises"). Said Demised Premises shall consist of approximately 19,400 square feet as outlined on the floor plan which is attached hereto as Exhibit "A", and incorporated herein by reference.

     Any measurements to determine leased square footage are from the outside walls and to the center of the interior walls. The approximate boundaries and location of the Demised Premises are outlined on the floor plan of the Warehouse Premises, which is marked as Exhibit "A". Landlord shall provide sufficient automobile parking stalls for Tenant's employees, which parking stalls shall be reasonably near the Demised Premises. Landlord shall have the responsibility for maintenance and repair of the parking lot.

     B. Areas Not Demised/Excluded Areas. It is hereby acknowledged and agreed between the parties that the Demised Premises will only make up a portion of the Warehouse Premises as aforementioned. That as aforesaid, the Demised Premises shall consist of only that area which is outlined in Exhibit "A".

2. TERM. The term of this Sub-Lease shall be for five (5) years, commencing on the Commencement Date and shall expire at midnight on the 5th anniversary of the Commencement Date unless sooner terminated as herein provided.

     A. COMMENCEMENT DATE. The parties agree that the Commencement Date shall be February 1, 2000. The Commencement Date shall constitute the commencement of the term of this Sub-Lease for all purposes, whether or not Tenant has actually taken possession. If Tenant takes possession of the Demised Premises prior to the Commencement Date, Tenant shall pay, in advance, additional rental, pro-rated on a per diem basis. Tenant's entry into the Demised

Premises to perform Tenant's work on installing its equipment shall not be deemed to constitute taking possession, if such entry occurs before the Completion Date.

     B. OPTION TO EXTEND TERM OF SUB-LEASE. If this Sub-Lease shall be in force and effect on the date of the expiration of the term as set forth herein, and Tenant on such date shall have fully performed all of its obligations hereunder, and if Tenant is not in default under any terms of this Sub-Lease, Tenant shall have the option to extend the term of this Sub-Lease for one (1) additional term of five (5) years. Tenant must provide Landlord with written notice of its intent to exercise this option at least 180 days prior to the expiration of its then current term. If said option is exercised, the basic rental rates and additional rental rates for the first year of the 5-year option term shall be the same rates as the prior year, except as increased by the Consumer Price Index provisions of paragraph 4 of this Sub-Lease, and all subsequent years of the option term shall be subject to the increases pursuant to that paragraph 4. All other provisions of the Sub-Lease as amended herein shall remain in full force and effect during the term of the option.

3. USE. Said Demised Premises are to be used for food processing, including irradiation, offices, dock and related activities and for no other purpose without prior written consent of Landlord, and any violation of this covenant shall result in termination of this Sub-Lease upon ten (10) days written notice to Tenant at the option of Landlord. Landlord leases the Warehouse Premises from K-F Real Estate Co. Landlord covenants that upon Tenant paying the rental and performing and observing all other obligations under the Sub-Lease, Tenant may peaceably and quietly have, hold and enjoy the Demised Premises for the term of the Sub-Lease, subject and subordinate to all provisions of the Sub-Lease.

4.   RENTAL.

     A. BASIC RENTAL. Tenant shall pay annual Basic Rental at the rates provided below in equal monthly installments, in advance, with the first installment due on the Commencement Date, and subsequent installments due on the first day of each and every month thereafter, at the corporate mailing address of Landlord, 2800 Cloverleaf Court, Sioux City, IA 51111 or at such other places as Landlord may designate in writing. Said basic rental is subject to increase based upon the fluctuation of the Consumer Price Index as set forth hereinafter.

     Such annual Basic Rental shall be fixed for the first year of the Sub-Lease term, but shall be adjusted annually thereafter for the remainder of the Sublease term. Said adjustment for the first year shall be effective beginning on the first anniversary of the Commencement Date, with an adjustment for each succeeding year of the Sub-Lease term being made on each succeeding anniversary of the Commencement Date. The adjustments shall reflect and compensate Landlord annually for decreases in the purchasing power of money, if any, as measured by the current Consumer Price Index as more specifically described below. In no event will the rental be less than that of the preceding year. A detailed formula of the annual adjustment of rent as aforesaid is specifically set out hereinafter:

"BASIC RENTAL" for the leased square footage shall be the sum of the annual square foot rental rates indicated below multiplied by the leased square footage for each type of space, for the entire Demised Premises.



     Type of Space                    Square Footage        Annual Rate
     Office                            4,839 sq. ft.       $10.50 sq./ft.
     Rest of Demised Premises         14,560 sq. ft.       $17.50 sq./ft.
                                      --------------
     Total Square Footage             19,399 sq. ft.




The initial Base Rental shall be $25,467.00 per month ($305,610.00 per year).


"BASE INDEX" shall mean the October 1998 level of the "Consumer Price Index
- Urban Wage Earners & Clerical Workers (CPI-W) - All Items - U.S. City Average (1982-84 = 100)", as published by the Bureau of Labor Statistics, U.S. Department of Labor.

"CURRENT INDEX" shall mean the level of the same index published for the month of October of each year prior to the commencement of each applicable annual adjustment term.

"ADJUSTED RENTAL" shall be the adjusted annual square foot Basic Rental produced by multiplying the BASIC RENTAL by the ratio of the CURRENT INDEX to the BASE INDEX, i.e.:

ADJUSTED RENTAL = BASIC RENTAL x (CURRENT INDEX/BASE INDEX)

     B. EARLY VACATE. If the food pasteurization market does not materialize as expected and Tenant removes its equipment from the Demised Premises before the end of the Sub-Lease term, Landlord will use its best efforts to find a replacement tenant on the same or better (in Landlord's sole judgement) rental and terms and, once such a replacement is found, will release Tenant from its obligation to pay Basic Rental. Notwithstanding the above, if Tenant vacates the premises prior to the end of the Sub-Lease term, Landlord will reduce the Basic Rental (but only the Basic Rental) in the fifth year to 60% of the rent otherwise specified in the Sub-Lease. Any other amounts payable under this Sub-Lease shall not be reduced.

     C. SPECIAL BUILDOUT RENTAL: In addition to Basic Rental, Tenant shall pay to Landlord Special Buildout Rental.


          1. PRODUCTION ROOM. Special Buildout Rental for the production room shall be a monthly amount equal to 2.15% of an amount equal to the total costs incurred by Landlord for the construction of the containment room and other buildout within the main production room (including but not limited to the maintenance office, control room, dosimetry lab, etc.). Such amount may be increased as provided in the following paragraph. Landlord shall cooperate with Tenant in attempting to keep the Special Buildout costs as low as possible, keeping in mind that such costs are dictated by designs and plans provided by Tenant. Special Buildout Rental shall be payable on the Commencement Date and the first of each month thereafter during the initial Sub-Lease term. However, notwithstanding anything to the contrary in this agreement, if Tenant vacates the premises prior to the end of the Sub-Lease term, the Special Buildout Rental for the remaining months of the Sub-Lease term shall become immediately due and payable.


          2. OFFICE. Special Buildout Rental for the office shall be a monthly amount equal to 2.15% of the amount by which the total costs incurred by Landlord for the construction of the office and interior buildout to Tenant's specifications (including, but not limited to, telephone, data and alarm cabling) exceeds $54 per square foot (or $261,306). Special Buildout Rental for the office shall be payable on the Commencement Date and the first of each month thereafter during the initial Sub-Lease term. However, notwithstanding anything to the contrary in this agreement, if Tenant vacates the premises prior to the end of the Sub-Lease term, the Special Buildout Rental for the office for the remaining months of the Sub-Lease term shall become immediately due and payable.


          3. AUDIT. Tenant shall have the right to audit the construction figures on which Special Buildout Rental is computed for 30 days following the submission by Landlord of the Special Buildout Rental amounts to Tenant.

     D. RESTORATION & OTHER AMOUNTS. In addition to Basic Rental and Special Buildout Rental, Tenant shall pay to Landlord the amounts provided in
Section 29 and all other amounts provided for under the other terms of this Sub-Lease. All amounts payable under this Sub-Lease shall be deemed rent for all purposes, including default and collection.


     E. Any rental or other payments not paid within 20 days of the due date as stated herein shall bear interest of 12% per annum.


5.   CONSTRUCTION OF IMPROVEMENTS & INSTALLATION OF EQUIPMENT:

     A. LANDLORD IMPROVEMENTS. Landlord shall construct its improvements (the "Landlord's Improvements") to the Demised Premises in accordance with the plans and specifications provided in advance by Tenant and approved in writing by Landlord. This will include concrete floor, exterior walls, (including demising wall), exterior windows and doors, loading docks with lights and levelers, finished office space outside the production room, main production room with additional buildout, including the containment room, etc., refrigeration piping from the main refrigeration engine room outside the Demised Premises, refrigeration fans and coils, heating and air-conditioning system for the office and production room, electrical power brought to a 1200 amp panel per Tenant's approved plan (no distribution) and electrical J-boxes at the outside fascia of building for Tenant's sign. All roof penetrations shall be coordinated by Landlord's contractor so as not to void any roofing warranties. Landlord shall not be responsible for the installation of Tenant's equipment and fixtures, including the special E-beam equipment and the electrical wiring therefor.

     B. COMPLETION DATE. "Completion date" shall be the date on which the Landlord's Improvements shall have been completed in accordance with the plans and specifications and the Tenant's space shall be ready as provided in Paragraph 5.A. Landlord shall use its best efforts to establish the completion date as the date set forth in section 2. In the event that the Landlord's Improvements have not in fact been completed, as of that date, Tenant shall notify Landlord in writing of its objections. Landlord shall have a reasonable time after delivery of the notice in which to take such corrective actions as may be necessary and shall notify Tenant in writing as soon as it deems such corrective action has been completed and the Landlord's Improvements are ready for occupancy. Upon completion of construction of the Landlord's Improvements, Tenant shall deliver to Landlord a letter accepting the Demised Premises as suitable for the purposes for which they are let. Whether or not Tenant has executed such letter of acceptance, taking possession of the Demised Premises by Tenant shall be deemed to establish conclusively that the Landlord's Improvements have been completed in accordance with the plans and specifications, are suitable for the purposes for which the Demised Premises are let, and that the Demised Premises are in good and satisfactory condition as of the date possession was so taken by Tenant.

     C. TENANT'S WORK. Landlord shall cooperate with Tenant so that Tenant may enter the Demised Premises as soon as possible, consistent with safety considerations, to begin Tenant's work, even before the Completion Date. Tenant shall be allowed to install the Tenant's equipment and fixtures, including the special E-beam equipment and the electrical wiring therefor, needed by Tenant in the Demised Premises but subject to the sole and exclusive approval of Landlord prior to any such installation. Tenant shall contract directly with Tenant's own contractors for such installation. Tenant shall be responsible for paying the contractors for such installation based on Tenant's agreement with the contractors.

6. MAINTENANCE AND REPAIRS. Except as otherwise provided herein, Landlord at its own cost and expense shall maintain and keep in good repair all portions of the Warehouse Premises (specifically excluding the Demised Premises) and the grounds, including, without limitation, the roof and the exterior walls of the building, roadways, railways and sidewalks surrounding such building, and including all mechanical equipment and fixtures such as sprinkler systems, windows, doors, floors, heating, plumbing, air-conditioning equipment, refrigeration equipment (including such equipment within the Demised Premises), sewer system and electrical wiring. Landlord shall provide reasonable services for snow removal from Tenant's access road and parking area.

     Tenant, at its own cost and expense, shall maintain and keep in good repair all portions of the Demised Premises and shall preserve same free from obnoxious odors, vermin, rubbish, debris or any other foreign matter, keep it in a clean and sanitary manner, and shall make all repairs to the Demised Premises necessary to maintain the Demised Premises in its condition at the Commencement Date, reasonable wear and tear excepted. Tenant shall also at its own cost and expense maintain and keep in good repair any and all mechanical equipment and fixtures furnished or installed by it for the Demised Premises and shall be responsible for the maintenance and repair of all electrical wiring and electrical equipment for all of Tenant's equipment installed by Tenant in the Demised Premises. Tenant agrees to keep faucets closed so as to prevent waste of water and flooding of premises and to promptly take care of any leakage or stoppage in any of the water, gas or waste pipes. The Tenant agrees to maintain adequate heat to prevent freezing of pipes. Tenant shall provide snow removal from sidewalks and pedestrian entrances.

         In addition to all other amounts paid by Tenant to Landlord hereunder, Tenant shall pay in advance to Landlord the total of $[...***...] which amount shall serve as a maintenance reserve for the Demised Premises for Tenant's maintenance expense incurred in maintaining the Demised Premises. During the term of this Sub-Lease, said maintenance reserve may be used by Landlord for repair and maintenance expenses incurred in repairing and maintaining the existing Demised Premises excluding the payment for tenant improvements or additions and alterations of the Demised Premises.


         From time to time, Tenant may submit requests to Landlord to pay for said reasonable repairs and maintenance from said maintenance reserve. Said request shall be approved by Landlord within 15 days of said request unless said expenditure is not for the repair and maintenance of the existing Demised Premises. Upon approval of said request, Tenant shall contract to make said repairs only with contractors approved by Landlord or Tenant's employees, if approved by Landlord. Landlord may from time to time require Tenant to make all repairs necessary to maintain the Demised Premises in its condition on the Commencement Date, reasonable wear and tear excepted. In the event Tenant does not commence said repairs within 30 days from Landlord's request, then Landlord shall have the unconditional right to make said repairs and deduct the total cost of the same from said maintenance reserve and bill Tenant for the cost of said repairs in excess of said maintenance reserve. Any bills submitted by Landlord and not paid within 15 days from the date of invoice shall bear interest at 16% per annum.


         Tenant shall be liable for the payment of all said repair and maintenance expense for the Demised Premises in excess of the maintenance reserve, however, at the end of this Sub-Lease term, any remaining balance in the maintenance reserve after the Demised Premises have been returned to Landlord in its condition on the Commencement Date shall be paid by Landlord to Tenant. Tenant shall surrender the Demised Premises in as good condition as same were at the Commencement Date, reasonable wear and tear only excepted.

         If such maintenance reserve shall for any reason or at any time fall below or be less than $[...***...], then Tenant shall have 30 days after Landlord invoices Tenant for such deficiency in which to pay Landlord for deposit into such maintenance reserve an amount so as to keep the maintenance reserve at $[...***...] at all times. If Tenant does not pay such amounts to Landlord for deposit within the 30 days as aforementioned, Landlord shall have the option to terminate this Sub-Lease upon 30 days written notice to Tenant.

7. LAWS AND ORDINANCES. Tenant shall fully comply with and obey all laws, ordinances, reasonable rules, regulations and requirements of all regularly constituted authorities, and such reasonable rules and regulations of Landlord as posted in said Warehouse Premises by Landlord, in any way affecting Tenant's occupancy, said Warehouse Premises, or the use thereof, or this Sub-Lease, so long as such do not materially adversely effect this Sub-Lease. Tenant shall not use or permit as determined by Landlord the use of said Demised Premises for any hazardous or illegal purposes.

                      *Confidential Treatment Requested

8. UTILITIES. Except as otherwise specifically provided, Tenant shall be solely responsible for and promptly pay all rates and charges for all utilities or services for the Demised Premises, including, without limitation, such rates and charges for gas, electricity, water, sewer, light, heat and power used or supplied upon or in connection with the Demised Premises, and further including the cost of installation of the meters or submeters and associated charges.

         A. The parties specifically agree that wherever possible, utilities to the Demised Premises shall be separately metered or submetered and that the cost of the installation of such meters shall be at the sole expense of Tenant. Pursuant to such metering, Tenant shall pay directly to the applicable utility company the cost of such utilities actually used by Tenant. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities or services to the Demised Premises.

         B. Landlord shall pay the utility expenses for refrigeration supplied to the Demised Premises by the central engine room located outside the demised Premises for normal meat processing operations; however, refrigeration required by Tenant's unique operational requirements, including additional chilling for Tenant's equipment and special ventilation needs shall be billed to Tenant at Landlord's normal charges per unit. Landlord will use its best efforts to set forth the billing formula therefor on Exhibit "B" attached.

9. CHANGES IN DEMISED PREMISES. Tenant shall make no additions, alteration or structural changes in the Demised Premises, except as approved in advance in writing by Landlord, which approval shall not be unreasonably withheld.

10. ENTRY BY LANDLORD. Tenant shall permit Landlord and the agents of Landlord to enter upon the Demised Premises at all reasonable times to examine the condition thereof and conditions of Tenant's occupancy or to make such repairs, additions or alterations therein as Landlord may deem necessary, or to exhibit the same. Nothing herein shall be construed to allow Landlord or any other person or entity access to or the right to review property of Tenant that is of a confidential or proprietary nature. This shall include, without limitation, Tenant's books and records, financial information, customer lists, pricing information, information on Tenant's manufacturing and marketing processes, personnel records, trade secrets and other information that would normally be considered to be of a confidential or proprietary nature. Any such information, if obtained by Tenant or anyone by, through or under Tenant, shall remain the property of Tenant and shall remain confidential.

11. REAL ESTATE TAXES. All real estate taxes and special assessments levied and assessed by lawful authority against the Demised Premises shall be timely paid by Landlord, except that any such taxes levied or assessed with respect to special improvements and/or fixtures constructed or installed by or for Tenant, including the additional buildout in the production room and Tenant's equipment, shall be paid by Tenant.

12. ADVERTISING SIGNS. Subject to Landlord's prior written approval, Tenant shall have the right and privilege of erecting and maintaining (at Tenant's own expense) such signs, electric or otherwise, in or upon the Demised Premises as it may deem necessary or advisable for the advertising of its business. Such signs shall not violate any local rules, regulations or ordinances and shall be in keeping with the aesthetic climate of the locale as determined by Landlord. Tenant shall repair any and all damages caused by the erection, maintenance, or removal of any such sign or signs by Tenant. Tenant agrees to indemnify and save
Landlord harmless from any and all damages or claims for damages caused by or growing out of the erection, maintenance, existence, or removal of any such sign or signs maintained by Tenant in or upon the Demised Premises. Landlord reserves the right to erect and maintain such sign or signs as it deems necessary in the conduct of its business.

         Landlord, during the last 90 days of this Sub-Lease or extension, shall have the right to maintain in the windows or on the Warehouse Premises or on the Demised Premises either or both a "For Rent" or "For Sale" sign, and Tenant will permit, at such time, prospective lessees or buyers to enter and examine the Demised Premises. Nothing herein shall be construed to allow Landlord or any other person or entity access to or the right to review property of Tenant that is of a confidential or proprietary nature. This shall include, without limitation, Tenant's books and records, financial information, customer lists, pricing information, information on Tenant's manufacturing and marketing processes, personnel records, trade secrets and other information that would normally be considered to be of a confidential or proprietary nature. Any such information, if obtained by Tenant or anyone by, through or under Tenant, shall remain the property of Tenant and shall remain confidential.

13. DISCLAIMER OF LIABILITY. Landlord and Landlord's affiliated corporations and partnerships or other entities related by common ownership, and their directors, officers, shareholders, employees, representatives and agents, shall not be liable for any loss or damage occasioned by the acts or negligence of any owners or occupants or adjacent or contiguous property (not including Landlord if Landlord happens to be an owner or an occupant) or their employees; Tenant's fault or negligence; acts of God; acts or negligence of any person not in the employ or under the authority of Landlord; the occupancy, use or failure to maintain said premises by Tenant or breach of a covenant herein by Tenant.

Tenant and Tenant's affiliated corporations and other entities related by common ownership, and their directors, officers, shareholders, employees, representatives and agents, shall not be liable for any loss or damage occasioned by the acts or negligence of any owners or occupants of adjacent or contiguous property (not including Tenant if Tenant happens to be an owner or an occupant) or their employees; Landlord's fault or negligence; acts of God; acts or negligence of any person not in the employ or under the authority of Tenant; or the failure to maintain the Warehouse Premises by Landlord or breach of a covenant herein by Landlord.

14. INDEMNIFICATION. Except as may be waived in paragraph 16 below, Landlord and Tenant agree to indemnify each other, and their respective affiliated corporations and partnerships or other entities related by common ownership, and their respective directors, officers, shareholders, employees, representatives and agents, against and to hold each other harmless from any and all claims or demands of any third party arising from or based upon any alleged act, omission, or negligence of the indemnifying party or its contractors, concessionaires, licensees, agents, servants, invitees, employees, or anyone else for whom the indemnifying party may be or alleged to be responsible. In the event that either party shall without fault on its part be made a party to any litigation commenced by any third party against the other party, then such other party shall protect and hold the party without fault harmless from and with respect to such litigation, and shall pay all costs and expenses incurred or paid by the party without fault in connection with such litigation, together with any judgments rendered against the party without fault.

15. LIABILITY INSURANCE COVERAGE. Tenant hereby agrees that it will, throughout the term of this Sub-Lease, and any extension thereof, at its own cost and expense, maintain comprehensive general public liability insurance covering the Demised Premises for protection of Landlord and its affiliated corporations and partnerships and Tenant as their interests may appear, with a limit of liability for property damage of not less than [...***...] Dollars ($[...***...]) and with a limit of liability for bodily injury to or death of one person in an amount not less than [...***...] Dollars ($[...***...]) and, subject to that limitation for every person injured and killed, a total limitation for all claims arising out of one accident resulting in bodily injury to or death of more than one person of not less than [...***...] Dollars ($[...***...]). Tenant agrees that this insurance shall be in a form and issued by a company or companies satisfactory to Landlord. Tenant shall provide Landlord with a certificate or certificates evidencing such coverage, that Landlord, Landlord's Lessor, K-F Real Estate Co., and Tenant are covered by such policy or policies as their interests may appear as "named insureds", and that such policy or policies are non-cancelable without 30 days advance written notice to Landlord. Said written notice shall be made to Landlord at the address set out herein for the giving of all notices and shall be made by certified mail, return receipt requested.

16. WAIVER OF SUBROGATION. Neither Landlord, and its affiliated or related corporations or partnerships, nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or injury or death of persons occurring on the Demised Premises or in any manner growing out of Tenant's use of the Demised Premises, whether or not caused by the fault or negligence of Landlord or Tenant, or their respective related or affiliated corporations or partnerships, agents, employees, subtenants, licensees, or assignees and regardless of the cause of such loss or damage. This release shall apply only to the extent that such business interruption, loss or damage to property, or injury or death of persons is covered by insurance, and to the extent that recovery is made of proceeds thereunder, and regardless of whether such insurance protects Landlord, Tenant or both. Nothing herein shall be construed to impose any other or greater liability upon either of the parties to this Sub-Lease than would have existed in the absence of this paragraph. The parties shall provide one-another with written evidence that their respective insurers are aware of this Sub-Lease and this paragraph, and that each is in agreement that these provisions are not prohibited by the terms of the applicable policies underwritten by them.

17. ASSIGNMENT OR SUBLETTING. Tenant shall not assign, sublet or in any manner transfer this Sub-Lease or any interest therein or part of same, and will not suffer or remit any assignment or transfer thereof by operation of law, except upon the prior written consent of Landlord, which consent shall not be arbitrarily or capriciously withheld. The basis for withhold-

                      * Confidential Treatment Requested
ing of such consent include, but are not limited to: (a) an unsatisfactory credit history and/or a showing of unsatisfactory financial responsibility of the proposed transferee; (b) the business reputation of the proposed transferee is not in accordance with generally accepted commercial standards;
(c) the use of the Demised Premises would not be identical to that required by this Sub-Lease; (d) the proposed transferee's projected use of the Demised Premises involves the use, storage, generation or disposal of any hazardous material as defined by any federal or state laws, rules or regulations; (e) the proposed use of the Demised Premises violates any other agreement effecting the Demised Premises, Landlord or any other lessees in the Warehouse Premises; and (f) the transfer and/or the intended use of the Demised Premises by the proposed transferee would be contrary to public policy or statute.

     If Landlord elects to consent to any such assignment, sublet or transfer, and the same is at a higher rent than is provided by this Sub-Lease, any such excess rent shall be paid to the Landlord. For the purposes of this paragraph 17, the transfer of a majority of issued stock of any corporate lessee, or the transfer of a majority of the total interest of any partnership lessee, however accomplished, shall be deemed an assignment of this Sub-Lease. Assignment shall not relieve Tenant of any of its obligations or liabilities hereunder for the Sub-Lease term; both Tenant and any and all subsequent assignees shall thereafter be deemed to be bound hereunder. It is agreed that an attempted assignment or subletting without Landlord's prior written consent shall constitute a material breach of this Sub-Lease.

18. TERMINATION AND DEFAULT. Tenant shall surrender and deliver up the Demised Premises at the end of the Sub-Lease term, or any extensions thereto, in as good order and condition as at the Commencement Date or may be put by Landlord, reasonable use and natural wear and tear or unavoidable casualty excepted. Tenant shall at such time, upon Landlord's request, remove at its own expense any internal or external walls, partitions, signs, fixtures, improvements or other items placed in or on or installed or constructed in the Demised Premises by Tenant or installed by Landlord at Tenant's request or expense.

     If Tenant shall fail to pay when due any installment of any rental or other sums of money payable to Landlord (time being of the essence and no notice of default being required) or in the event Tenant shall breach or fail to comply with any other provision, covenant, condition or undertaking of this Sub-Lease on its part to be performed, and such default shall continue without correction for a period of 10 days after written notice thereof is given to Tenant by Landlord (time being of the essence), or if Tenant vacates or abandons the Demised Premises, or if Tenant fails to continuously occupy and operate the Demised Premises as herein required, or if Tenant is adjudged bankrupt or insolvent or makes an assignment for the benefit of creditors, defaults under Tenant financing, or if a receiver is appointed to take charge of Tenant's business, or if any execution or attachment is issued against Tenant whereupon the Demised Premises or any fixtures thereon are taken or attempted to be taken and the same is not released within 10 days after demand from Landlord, then Landlord will be entitled, at Landlord's sole option (time being of the essence of all such conditions) to enter and take immediate and exclusive possession of the Demised Premises and all fixtures therein, with or without force of legal process, and without notice or demand, and to expel Tenant and all persons claiming through or under Tenant. In case of such default by Tenant, Landlord shall also have the option to terminate and cancel this Sub-Lease effective upon written notice to Tenant, whereupon any and all covenants, conditions and obligations of Landlord under this Sub-Lease will cease and terminate.

     Tenant agrees that notwithstanding the occurrence of any such event giving Landlord the right of re-entry as aforesaid, and whether or not Landlord has re-entered the Demised Premises or gained possession thereof, and whether or not Landlord has relet the Demised Premises in whole or in part, Landlord will not be deemed to have accepted the surrender of the Demised Premises or of this Sub-Lease and Tenant will immediately pay to Landlord in one lump sum all rents reserved to Landlord for the entire remaining Sub-Lease term and Tenant will also remain liable for the performance of all other covenants, conditions or undertakings of Tenant and the payment of all other sums during the full period which otherwise would have constituted the term of the Sub-Lease, including damages for failure to perform any of the same or for any loss of rents or damages which Landlord may then or thereafter suffer through the period of said entire term. Landlord will have the right at any time after exercising any option given to Landlord in this paragraph to exercise thereafter any other option hereunder or such legal rights as Landlord would have in the absence of such options. If Landlord does not elect to terminate and cancel this Sub-Lease on account of Tenant's breach, Landlord agrees to use reasonable diligence to relet said Demised Premises upon the best terms fairly obtainable at the time of such reletting, consistent with the character of the Demised Premises, and the obligation of Tenant for damages hereunder will be mitigated thereby to the extent of the net rents when actually received from such reletting, after deduction for all expenses of Landlord, including, without limitation, expenses attributable to alterations and repairs Landlord deems advisable to relet the Demised Premises and all reasonable attorneys' fees.

19. HOLDOVER. Should Tenant, with or without the express consent of Landlord, continue to hold or occupy the Demised Premises after the expiration of the term of this Sub-Lease such holding over beyond the term, it is agreed that the rental shall be [...***...] per cent ([...***...]%) of the monthly rental amount in effect for the first month of holding over, [...***...] per cent ([...***...]%) for the second month and [...***...] per cent ([...***...]%) for the third and each following month and Tenant shall pay such amount so established for such holding over and shall operate and be construed as creating a tenancy at sufferance and nor for any other term whatsoever, but the same may be terminated by Landlord by giving Tenant five
(5) days written notice thereof, and at any time thereafter Landlord may physically re-enter and take possession of said Demised Premises, any rule in law or equity to the contrary notwithstanding.

20. ACCEPTANCE OF DEMISED PREMISES. Tenant accepts said Demised Premises in the condition they may be at the commencement of the term hereof, "as is", subject to all defects therein, whether concealed or otherwise, and whether known or unknown to said Landlord, and releases and forever discharges said Landlord from and Tenant accepts any and all damages of every kind and nature that may be in any way occasioned thereby. At all times Tenant shall indemnify and save said Landlord, said Demised Premises and the improvements thereon harmless from all liens and all liability in any way arising out of Tenant's use or condition of said Demised Premises or of the improvements thereon.

                      *Confidential Treatment Requested

21. DAMAGE TO OR DESTRUCTION OF DEMISED PREMISES. If during the term of the Sub-Lease, or any extensions thereof, the aforesaid Warehouse Premises, or any part thereof, shall be so damaged by fire or other casualty, unless caused by Tenant's negligence, the elements or causes other than Tenant's negligence as to render the Demised Premises partially unfit for use by Tenant for the intended purpose of this Sub-Lease and shall be capable of being repaired with a reasonable time, Landlord shall promptly undertake the repair of same and during the term that the Warehouse Premises is untenantable, Tenant's rent shall abate pro-rata to the extent of the portion destroyed, assuming that the general processing business of Tenant can be carried on in the remaining Demised Premises. If, during said term, or any extensions thereof, the aforesaid Warehouse Premises, or any part thereof, shall be destroyed or so damaged by fire, the elements or other causes (other than Tenant's negligence) as to render the Demised Premises totally unfit for use by Tenant for the intended purpose of this Sub-Lease, Tenant shall have the option to terminate this Sub-Lease. Such option to terminate shall be exercised by Tenant giving written notice to Landlord of its election to terminate within 30 days after the Demised Premises is rendered totally unfit for use by Tenant.

     Notwithstanding the foregoing provisions, in the event the Demised Premises or any part thereof shall be damaged or destroyed as to render the Demised Premises partially or totally unfit for use by Tenant for the intended purposes of this Sub-Lease, and said destruction or damage is caused or due to the fault or negligence of Tenant, or Tenant's servants, employees, contractors, agents, visitors, or licensees, then, without prejudice to any other rights and remedies of Landlord, the Sub-Lease shall not terminate, but the following provisions shall apply. If the aforementioned destruction or damage which is caused by or due to the fault or negligence of Tenant renders the Demised Premises partially unfit for use by Tenant for the intended purpose of this Sub-Lease, said Sub-Lease shall not terminate, and Landlord shall promptly undertake to repair the same, but there shall be no apportionment or abatement of any rent during that period of time. If the aforesaid Warehouse Premises or any part thereof shall be destroyed or damaged by fire due to or caused by Tenant's fault or negligence as to render the Demised Premises totally unfit for use by Tenant for the intended purpose of this Sub-Lease, the Sub-Lease shall not terminate, but Landlord shall have the option of rebuilding the Warehouse Premises and of providing the same amount in kind and space herein leased in the Warehouse Premises as rebuilt. Such option to rebuild shall be exercised by Landlord giving written notice to Tenant of its election to rebuild within 30 days after the Demised Premises is rendered totally unfit for use by Tenant. In the event of the exercise of this option, Landlord shall promptly undertake the reconstruction of said Warehouse Premises, but there shall be no apportionment or abatement of any rent due under this Sub-Lease. However, Tenant's obligation to pay rent under this paragraph shall be reduced by any and all amounts of insurance proceeds for loss of rents received by Landlord while said Warehouse Premises is being repaired or rebuilt.

     In the event that the entire Warehouse Premises or any part thereof or the land on which it is located or any part thereof should at any time be condemned or otherwise taken by public authority, the entire award or damages shall be paid to Landlord and Tenant as their interests may appear, and Landlord may, at its option, terminate this Sub-Lease without liability to Tenant for damage to the unexpired term of the leasehold. Landlord shall not be liable for any interruptions to Tenant's use due to any act of God.

22. NO WAIVER. No waiver, on the part of the respective parties hereto, or their successors or assigns of any default or breach by either party of any covenant, agreement or condition of this Sub-Lease shall be construed to be a waiver of the rights of the party as to any prior or future default or breach by the other party.

23. REMEDIES CUMULATIVE. The remedies available to Landlord and Tenant under the terms of this agreement and in law or equity shall be cumulative and the exercise of one remedy shall not constitute an election of or waiver of remedies.

24. SUBORDINATION. This Sub-Lease shall be subject and subordinate at all times to the lien of existing mortgages and deeds of trust which are a lien on the Demised Premises. Either Landlord or Landlord's Lessor may assign its rights under this Sub-Lease as security to the holders of one or more mortgages (which term shall include a mortgage, deed of trust, or other encumbrance) now or thereafter in force against all or any part of the land or improvements constituting the Demised Premises or the Warehouse Premises. Upon the request of Landlord or Landlord's Lessor, Tenant will subordinate its rights hereunder to the lien of one or more mortgages (which term shall include a mortgage, trust deed, or other encumbrance) now or hereafter in force against all or any part of the land and improvements constituting the Demised Premises or the Warehouse Premises, and to all advances made or hereafter to be made upon the security thereof; provided, however, that in the event of its acquiring title to the Demised Premises or the Warehouse Premises, whether through foreclosure, judicial process or otherwise, the mortgagee or holder of the mortgage shall recognize the validity of this Sub-Lease and shall honor the rights of Tenant hereunder so long as Tenant:
(a) is not in default under this Sub-Lease at the time such mortgagee acquires title to the Demised Premises or the Warehouse Premises, and (b) agrees to attorn to such mortgagee as if it were the original Landlord hereunder. In connection therewith, Tenant shall upon the request of Landlord, or Landlord's Lessor or any mortgagee or holder of a mortgage on the Demised Premises or Warehouse Premises, execute and deliver to such requesting party an Estoppel Certificate as set forth in paragraph 46 hereinafter. Under no circumstances will Landlord or Landlord's Lessor execute any deed of trust or security agreement with grants or attempts to grant a security interest in any equipment, leasehold improvements or other property of Tenant, and Tenant shall not be required to convey such security interest to any lender or creditor of Landlord or Landlord's Lessor.

25. NOTICES. Any notice required to be given hereunder shall be in writing and shall be deemed to have been served and given when mailed by registered or certified United States mail, return receipt requested. If such notice is to Landlord, it shall be sent to:

                   Cloverleaf Cold Storage Co.
                   2800 Cloverleaf Court
                   Sioux City, IA 51111
                   Attention: Daniel Kaplan

      copy to:     Kent Vriezelaar
                   421 Nebraska St., P.0. Box 1557
                   Sioux City, IA 51102

      If such notice is to Tenant, it shall be sent to:

                   THE TITAN CORPORATION
                   3033 Science Park Road
                   San Diego, CA 92121
                   Attention: L.L. "Mike" Fowler, Corporate Vice President

26. NO MECHANICS LIENS. Neither the Tenant nor anyone claiming by, through, or under the Tenant shall have the right to file or place any mechanics lien or other lien of any kind or character whatsoever, upon the Demised Premises or the Warehouse Premises, or upon any building or improvement thereon, or upon the leasehold interest of the Tenant therein, and notice is hereby given that no contractor, sub-contractor, or any other who furnishes any material, service or labor for any building, improvements, alterations, repairs or any part thereof, shall at any time be or become entitled to any lien thereon, and for the further security of the Landlord and Landlord's Lessor, the Tenant covenants and agrees to give actual notice thereof in advance, to any and all contractors and subcontractors who may furnish or agree to furnish any such material, service or labor.

     Tenant shall do all things necessary to prevent the filing of any mechanic's or other liens against the Demised Premises or the Warehouse Premises, or the interest of any mortgagees or holders of any deed of trust covering the Demised Premises or the Warehouse Premises, by reason of any work, labor, services performed or any materials supplied or claimed to have been performed or supplied to Tenant, or anyone holding the Demised Premises, or any part thereof, through or under Tenant. If any such lien shall at any time be filed, Tenant shall cause the same to be vacated and canceled of record within 30 days after the date of the filing thereof. If Tenant shall fail to vacate or release such lien in the manner and within the time period aforesaid, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to, vacate or release the same either by paying the amount claimed to be due or by procuring the release of such lien by giving security, or in such other manner as may be prescribed by law. Tenant shall repay to Landlord, on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this paragraph, including Landlord's costs, expenses and reasonable attorneys' fees incurred in connection therewith.

     However, nothing contained herein shall imply any consent or agreement on the part of Landlord or Landlord's Lessor or any ground or underlying lessors or mortgagees or holders of deeds of trust of the Warehouse Premises or Demised Premises to subject their respective estates or interest to liability under any mechanic's or other lien law, whether or not the performance or the furnishing of such work, labor, services, or materials to Tenant or anyone holding the Demised Premises, or any part thereof, through or under Tenant, shall have been consented to by Landlord and/or any of such parties.

27. PERSONAL PROPERTY, FIXTURES AND MACHINERY OF TENANT. It is mutually agreed that all personal property on the Demised Premises, including merchandise of every kind, nature, and description, furnishings, equipment and trade fixtures, owned or installed by Tenant (not including fixtures and equipment owned and installed by Landlord), and all other property hereafter placed or kept on the Demised Premises by Tenant, are and shall continue to be the sole property of Tenant, unless the same shall have been installed to replace equipment previously installed by Landlord. Tenant may, during the term of this Sub-Lease or any extensions thereof, remove any furniture, trade fixtures, or equipment as it may so desire, provided Tenant is not then in default under this Sub-lease and Tenant shall repair all damages resulting from such removal, and return the Demised Premises to its original condition, reasonable wear and tear excepted, as nothing herein is intended to impose any restrictions on the use of the furniture, trade fixtures, or equipment as Tenant may deem necessary or desirable in the operation of its business.

     All personal property, including goods, wares, merchandise, trade fixtures and other personal property of Tenant in the Demised Premises, shall be at the risk of Tenant only. Landlord shall not be or become liable for any damage to such personal property, to the Demised Premises or to Tenant or any other persons or property as a result of water leakage, sewerage, electric failure, gas odors or for any damage whatsoever done or occasioned by or from any plumbing, gas, water or other pipes or any fixtures, equipment, wiring or appurtenances whatsoever, or for any damage caused by water, snow or ice being or coming upon the Demised Premises, or for any damage arising from any act or neglect of other tenants, occupants or employees of the building in which the Demised Premises are situated or arising by reason of the use of, or any defect in, said building or any of the fixtures, plumbing, equipment, wiring or appurtenances therein, or by the act of neglect to Landlord or any other person or caused in any other manner whatsoever.

28. SURRENDER OF PREMISES AT END OF TERM. No surrender of the Demised Premises for the remainder of the Sub-Lease term hereunder shall be binding upon Landlord unless accepted by Landlord in writing. Without limiting the generality of the foregoing, it is agreed that the receipt or acceptance of the keys to the Demised Premises by Landlord shall not constitute an acceptance of a surrender of the Demised Premises. Tenant agrees that upon the termination of this Sub-Lease it will surrender, yield up, and deliver the Demised Premises in good and clean condition, except the effects of reasonable wear and tear and depreciation arising from lapse of time, or damage without fault or liability of Tenant. Tenant shall remove its inventory, equipment, furniture, and trade fixtures as provided in paragraph 27 above; and any property which Tenant in its discretion elects not to remove shall be presumed to be abandoned and shall thereupon be the sole and exclusive property of Landlord.

29. REMOVAL OF SPECIAL BUILDOUT IMPROVEMENTS. The Demised Premises shall be restored at the end of this Sub-Lease to a condition comparable to the remaining portion of the Demised Premises so that the space may be used for normal production, office or warehouse space, including the following: (i) the special buildout improvements in the production room shall be removed (however, the part of the special reinforcement walls for the containment room which are located underground need not be removed unless it interferes with the restoration of the space for normal production, office or warehouse usage), and (ii) the main electrical entrance and panel for the Demised Premises located in the production room shall be moved to a corner of the building and a mechanical room built around them, all in conformance with code requirements (all referred to hereinafter as the "Restoration").

     A. Tenant shall be liable for all expenses ("Restoration expense") incurred by Landlord in such Restoration of the Demised Premises. Restoration expense shall also include Basic Rental for the period of such Restoration.


     B. Landlord shall bill Tenant for the costs of such Restoration expense. Any bill submitted by Landlord and not paid within 10 days from the date thereof shall constitute a default hereunder and the amount unpaid shall bear interest at 16% per annum.


     C. Landlord shall have, in addition to the lien given by law, and Tenant does hereby grant to Landlord, a security interest as provided by the Uniform Commercial Code of Iowa, in all fixtures and equipment and all replacements, proceeds and substitutions therefor, kept and used on said premises by Tenant, as security for payment of any and all amounts that may be due under this Sub-lease. Tenant shall sign any and all further documents necessary or helpful to preserve and perfect such security interest, including a separate Iowa Bar Association form security agreement and/or UCC financing statements, as Landlord requests.

30. PARAGRAPH TITLES. The titles of the various paragraphs of this Sub-Lease have been inserted merely as a manner of convenience and for reference only, and shall not be deemed in any manner to define, limit, or describe the scope or intent of the particular paragraphs to which they refer or to affect the meaning or construction of the language contained in the body of such paragraphs.

31. SEVERABILITY. If any provision of this Sub-Lease shall be declared legally invalid or unenforceable, then the remaining provisions of this Sub-Lease nevertheless shall continue in full force and effect and shall be enforceable to the fullest extent permitted by law.

32. TIME OF ESSENCE. Time is of the essence of this Sub-Lease, and all provisions of this Sub-Lease relating to the time of performance of any obligation under this Sub-Lease shall be strictly construed.

33. GOVERNING LAW. This Sub-Lease shall be governed by and construed in accordance with the laws of the state in which the Demised Premises are located.

34. MULTIPLE COUNTERPARTS. This Sub-Lease may be executed in multiple counter parts, each of which shall be deemed to be an original for all purposes.

35. BINDING AGREEMENT. All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the respective heirs, executors, administrators, personal representatives, successors, and assigns of such parties. No rights, however, shall inure to the benefit of any assigns of Tenant unless the assignment thereof to such assignee has been approved by Landlord in writing, if such approval is required by this Sub-Lease.

36. RELATIONSHIP OF PARTIES. Nothing contained in this Sub-Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

37. EXECUTION REQUIRED. The submission of this document for examination does not constitute an offer to lease, or a reservation of or option for the Demised Premises and shall become effective only upon execution by both Tenant and Landlord.

38. NUMBER AND GENDER. Where the context of this Sub-Lease requires, singular words shall be read as if plural, plural words shall be read as if singular, and words of neuter gender shall be read as if masculine or feminine.

39. ENTIRE AGREEMENT. Tenant and Landlord hereby agree that this Sub-Lease as written represents the entire agreement between the parties hereto and that it supersedes any other agreements, written or verbal, between the parties hereto pertaining to the Demised Premises or the subject matter hereof. This Sub-Lease may not be amended or supplemented orally but only by an agreement in writing which has been signed by the party against whom enforcement is sought.

     This Sub-Lease agreement constitutes the "mutually acceptable separate agreement" contemplated by paragraph I of that certain Letter of Understanding between Titan Corporation and Cloverleaf Cold Storage Co. dated April 7, 1999, the other terms of which remain in full force and effect.

40. BROKER'S COMMISSION. Landlord and Tenant covenant, warrant and represent to each other that there was no broker instrumental in consummating this Sub-Lease and that no conversations or prior negotiations were had by Landlord or Tenant with any broker concerning the renting of the Demised Premises. Landlord and Tenant agree to indemnify and hold each other harmless against and from all liabilities resulting from or arising out of any conversations or negotiations had by the other directly with any broker.

41. CONSENT. In any instance where the consent or approval of either party is required under the terms of this Sub-Lease, such consent or approval shall not be unreasonably withheld. Landlord and Tenant agree to execute and deliver any instruments in writing necessary to carry out any agreement, term, condition, or assurance in this Sub-Lease whenever occasion shall arise and request for such instruments shall be made.

42. EXHIBITS. The following exhibits are attached to and considered part of this agreement:
                Exhibit "A" - Floor Plan of Demised Premises.
                Exhibit "B" -Additional refrigeration billing formula.

43. MEMORANDUM OF LEASE. At Tenant's option, and upon its demand, a Memoran-dum of Lease for recording purposes, in form and content acceptable to Landlord, but in no way altering the terms of this Sub-Lease, shall be executed by the parties hereto for Tenant's recording at its sole expense, provided such Memorandum of Sub-Lease states that Tenant's interest hereunder is subordinated to any mortgage, trust deed or other encumbrance as more specifically provided in paragraph 24 above.


44. TENANT DEFAULTS. In the event Tenant shall fail or neglect to perform all Tenant's obligations required hereunder, Landlord shall have the right, but not the duty, to perform said obligation of Tenant, and the sum or sums of money paid by Landlord for the purposes aforesaid, plus interest thereon at 16% per annum from the date of each such payment or performance, shall be deemed to be additional rent and shall become due and payable by Tenant to Landlord with the next monthly installment of rent thereafter becoming due or payable hereunder. All rentals or additional rents which are not paid when due shall accrue interest from and after such due date at the aforementioned rate until full payment.


45. ATTORNEY FEES. In the event that either party hereto shall be required to institute any legal proceeding to enforce the other party's compliance with the terms hereof or to obtain possession of the Demised Premises or to collect any sums due from the other party hereunder, the party instituting the proceeding shall be entitled to recover, if that party instituting the proceeding shall prevail therein, and the other party hereby agrees to pay the reasonable attorney fees incurred by the party instituting the proceeding by reason of such proceeding.

46. ESTOPPEL CERTIFICATE. Each party hereto shall, upon demand from the other, execute and deliver to the requesting party an estoppel certificate in such form and content as requested by the requesting party, attesting to the compliance to date of the requesting party with the terms and conditions of this Sub-Lease and such other matters as requested by the requesting party concerning the tenancy of Tenant hereunder. In the event that the party providing such estoppel certificate asserts any default by the requesting party which would prevent the party providing the estoppel certificate from attesting to such a certificate, the party requested to provide the estoppel certificate shall set forth such alleged default or defaults upon the certificate in detail or attest to the fact that those listed defaults are the only defaults by the requesting party hereunder.

     Signed as of the date and year first above written.

    CLOVERLEAF COLD STORAGE CO.            THE TITAN CORPORATION

By:                                        By: /s/ L. L. Fowler
   ------------------------------             ---------------------------
                                                L. L. FOWLER
Its:                                       Its: CORP. V. P.
    -----------------------------              --------------------------

STATE OF __________________)
                           )ss
COUNTY OF _________________)


     On ______________, 2000, before me, the undersigned, a Notary Public in and for said State, personally came ________________________ to me personally known to be the ____________________ of said Cloverleaf Cold Storage Co., who is personally known to me to be the identical person whose name is affixed to the foregoing Sub-Lease Agreement, and acknowledged the execution thereof to be his Voluntary act and deed as such officer and the voluntary act and deed of said corporation.

                                                  -----------------------------
                                                  Notary Public

STATE OF ___________________)
                            ) ss
COUNTY OF __________________)

     On ____________________, 2000, before me, the undersigned, a Notary Public in and for said State, personally came _______________________, to me personally known to be the __________ of said THE TITAN CORPORATION, who is personally known to me to be the identical person whose name is affixed to the foregoing Sub-Lease Agreement, and acknowledged the execution thereof to be his voluntary act and deed as such officer and tile voluntary act and deed of said corporation

                                                  -----------------------------
                                                  Notary Public

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California       /
                          / ss.
County of San Diego       /

On April 13, 2000, before me,    Ann I. Miller, Notary Public,
   --------------             --------------------------------------------
       Date                   Name and Title of Officer (e.g., "Jane Doe,
                              Notary Public")

personally appeared                   L.L. Fowler                      ,
                   ----------------------------------------------------
                                     Name of Signer

/X/ personally known to me
/ / proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                   /s/ Ann I. Miller
     [SEAL]                   ---------------------------------
Place Notary Seal Above          Signature of Notary Public


---------------------------------- OPTIONAL ----------------------------------

THOUGH THE INFORMATION BELOW IS NOT REQUIRED BY LAW, IT MAY PROVE VALUABLE TO
  PERSONS RELYING ON THE DOCUMENT AND COULD PREVENT FRAUDULENT REMOVAL AND
             REATTACHMENT OF THIS FORM TO ANOTHER DOCUMENT.


DESCRIPTION OF ATTACHED DOCUMENT
Title or Type of Document:     Sublease Agreement
                          -------------------------------------------------

Document Date:      9/1/99        Number of Pages:      21
              ------------------                   ------------------------

Signer(s) Other Than Named Above:           N/A
                                  -----------------------------------------

CAPACITY CLAIMED BY SIGNER

Signer's Name:      L.L. Fowler
              -------------------------------------        RIGHT THUMBPRINT
/ / Individual                                                OF SIGNER
/X/ Corporate Officer -- Title:  Corp. V.P.               -----------------
/ / Partner -- / / Limited  / / General                   Top of thumb here
/ / Attorney in Fact
/ / Trustee
/ / Guardian or Conservator
/ / Other:
           ---------------------------------------

Signer Is Representing:    The Titan Corp.
                        --------------------------

                                                                   EXHIBIT  A


                           [...***...]




                           *Confidential Treatment Requested

                                                                     EXHIBIT B

                    ADDITIONAL REFRIGERATION BILLING FORMULA

At Tenant's request, Landlord has installed two additional refrigeration systems: (1) a water chiller used to cool Tenant's equipment and for re-heat conditioned air; and (2) an outside air make-up unit to replenish refrigerated air that is exhausted by Tenant's ozone exhaust safety system. Finally, there is a credit item for removal of standard refrigeration loads for a portion of the Demised Premises.

WATER CHILLER. The installed water chiller provides [...***...] of Refrigeration (TR) that is used as follows: [...***...] for each of two linear accelerators and [...***...] for chilling of air re-heated to provide precisely conditioned air

AIR MAKE-UP. A continuously operating [...***...] air make-up unit is installed equipped with a [...***...] refrigeration coil. The refrigeration load is dependant on outside temperature and wet bulb. Average temperature in Sioux City, Iowa is approximately 59.0DEG.F. Average refrigeration load will therefore approximate [...***...].

CREDIT. Use of the water chiller associated air and re-heat conditioning eliminates approximately six tons of refrigeration load from the south end of the building.


Installed Cost per TR                     $[...***...]          Elec. Rates (incl. Tax & franchise fee)

Useful Life (years)                        [...***...]                 Demand       $[...***...]
Annual Maintenance (per TR)               $[...***...]                 Consumption  $[...***...]
                                          ------
Annual Equip Cost per TR                  $[...***...]          Electrical Load per TR is        [...***...] kW

              Water Chiller Base Load                           Tons Ref.      Mo. Cost       Total Mo. Cost
                          Equipment Cost                        [...***...]    $[...***...]
                          Demand Cost                           [...***...]    $[...***...]
                          Base Consumption                      [...***...]    $[...***...]
                                                                                               $[...***...]
              Air Make-Up
                          Equipment Cost                        [...***...]    $[...***...]
                          Demand Cost                           [...***...]    $[...***...]
                          Average Consumption                   [...***...]    $[...***...]
                                                                                               $[...***...]
              Credit
                          Equipment Cost                        [...***...]    $[...***...]
                          Demand Cost                           [...***...]    $[...***...]
                          Consumption                           [...***...]    $[...***...]
                                                                                                [...***...]
                                                                  Monthly Base Cost            $[...***...]
                                                                                 markup         [...***...]%
                                                                  Monthly Base Charge          $[...***...]

Hourly Charge per hour per linear accelerator
                          Consumption                           [...***...]    $[...***...]    $[...***...]


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